Diodes Incorporated
FOR IMMEDIATE RELEASE

         DIODES INCORPORATED REPORTS RECORD THIRD QUARTER 2004 EARNINGS

o     41% YEAR-OVER-YEAR REVENUE INCREASE IS 6TH CONSECUTIVE RECORD QUARTER
o     SALES OF NEW PRODUCTS ABOVE 14% OF TOTAL REVENUE, A RECORD HIGH

WESTLAKE VILLAGE,  CALIFORNIA,  OCTOBER 27, 2004 - Diodes Incorporated  (NASDAQ:
DIOD), a leading manufacturer and supplier of high quality discrete semiconductors, today reported record financial results for the third quarter ended September 30, 2004.

THIRD QUARTER HIGHLIGHTS:
Net income increases 182.6% to a record $7.2 million, or $0.47 per share, up from $2.6 million, or $0.18 per share, in 3Q 2003
Revenue  increases  41.2%  year-over-year  and 5.0%  sequentially to a record
 $49.4 million
Gross margin improves 190 basis points sequentially to 33.9%
Expanded distribution agreement with Arrow Electronics into Southern Europe

Revenues for the third quarter of 2004 were a record $49.4 million, a sequential increase of 5.0% from the second quarter of 2004, and an increase of 41.2% from the third quarter of 2003. Net income for the quarter increased 182.6% to a record $7.2 million, compared to $2.6 million for the three months ended September 30, 2003, and rose 18.3% sequentially. Diluted earnings per share were $0.47 for the third quarter of 2004, compared with $0.18 for the third quarter of 2003 and $0.40 for the second quarter of 2004.

Revenues for the first nine months of 2004 increased 41.0% to $137.8 million, compared to $97.8 million in the same period last year. Net income for the first nine months of 2004 increased 173.7% to $18.2 million or 13.2% of sales, compared to $6.7 million or 6.8% of sales in the same period last year. Diluted earnings per share were $1.18 for the first nine months of 2004, compared to $0.47 for the same period last year.

Commenting on the quarter, C.H. Chen, President and CEO of Diodes Incorporated, said, "We are extremely pleased to report the sixth consecutive quarter of record sales third consecutive quarter of record profitability. Once again
Diodes outperformed not just the discrete semiconductor segment but also the overall industry and achieved the highest sales of new products in the Company's history. Our continued focus on industry leading manufacturing efficiency and fiscal discipline translated into excellent margin performance and positive cash flows during the quarter."

END MARKETS
"Revenue growth in the third fiscal quarter was attributable to significantly increased demand for our products from end-users across the consumer electronics and computer industries," said Mark King, Vice President of Sales and Marketing. "Our next-generation sub-miniature devices are being rapidly adopted for applications including digital audio players, set-top boxes, cell phones and notebook computers. Geographically, demand remained high in both Asia and North America, which accounted for 58% and 40% of total revenues, respectively."

Sales in Europe were seasonally soft at 2.3% of total revenue during the quarter. However, Diodes' is continuing to win new accounts and expand its footprint in the European market, signing a distribution agreement with one of the largest distributors of electronic components in Southern Europe, Silverstar Srl, an Arrow Electronics Company.

"We believe that this agreement will help us to gain new customers and increase Diodes' brand recognition in the European automotive, communications and industrial end-markets," said King. "During the third quarter, we won two significant European contracts - one in the communication industry and one in the automotive industry - both of which have the potential to become important customers for us over time."

NEW PRODUCTS AND DESIGN WINS
"Our proven ability to deliver value-added and cost-effective products led to multiple design wins at over sixty new or existing accounts. We are very pleased to announce that sales of new products increased to 14.2% of total revenue in the third quarter, up from 11.7% last quarter and 13.5% in the third quarter of 2003," commented Mr. Chen.

"The surge in new product sales reflects the popularity of the breakthrough products we have introduced over the past few years - including Powermite(R)3, PowerDI(TM)123, SOT563, and our customized arrays. Just a few days ago, we launched our new, patent-pending PowerDI(TM)5 high-current density packaging, which broadens our line of next-generation devices to encompass high voltage and high amperage capabilities."

"The most notable design wins for the quarter included six new wins on a high volume digital audio player, our first significant PowerDI(TM)123 in a digital still camera, key array wins in notebook and set-top box as well as another win in our proprietary QSBT40 device. In Europe, we made our first production shipments on a custom array design win, announced in the fourth quarter, at a major industrial account."

OPERATING EFFICIENCIES
Gross profit for the third quarter of 2004 increased to $16.7 million, or 33.9% of sales, compared to $15.0 million, or 32.0% of sales, in the second quarter of 2004 and $9.2 million, or 26.2%, in the third quarter of 2003. The improvement in gross margin was due to an improved product mix, new product revenue expansion and manufacturing cost efficiencies.

For the quarter, SG&A expenses were $6.2 million, or 12.5% of sales, as compared to $5.1 million, or 14.6% of sales, in the comparable quarter last year. Research and development expenses climbed to $942,000, or 1.9% of revenue, from $612,000, or 1.8%, in the third quarter of 2003, as the Company continues to invest in enhancing current product features and developing new products.

Operating income for the third quarter increased 204.8% to $9.6 million, or 19.5% of sales, compared to $3.2 million, or 9.0%, for the third quarter of 2003.

Capital expenditures for the current quarter were $8.1 million and $18.3 million year to date. Depreciation expense for the quarter was $3.4 million. As the strong market demand continues, planned capital expenditures will be in the range of $20-22 million for the full year.

At September 30, 2004, Diodes had $16.7 million in cash, $44.3 million in working capital and $13.1 million in term debt. For the first nine months of 2004, shareholder equity increased 32.3% to $94.6 million. Cash flow from operations was $7.0 million for the quarter and $20.8 million for the first nine months of 2004.

BUSINESS OUTLOOK
"Entering the fourth quarter, we anticipate that the pace of top-line growth will moderate from the levels experienced in the past several record quarters. Coming off six consecutive record revenue quarters as well as the significant gross margin expansion this past quarter, we expect fourth quarter revenues and gross margins to be similar or slightly below those of the third quarter, and we are confident about our ability to continue to outperform the discrete market due to our focus on product innovation, manufacturing excellence and continued geographic expansion," Chen concluded.

CONFERENCE CALL
Diodes Incorporated will hold its third quarter conference call for all interested persons at 8 a.m. PST (11 a.m. EST) today to discuss its results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor section of Diodes' website at WWW.DIODES.COM. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes website for 60 days.

ABOUT DIODES INCORPORATED
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company operates three Far East subsidiaries, Diodes-China (QS-9000 and ISO-14001 certified) in Shanghai, Diodes-Taiwan (ISO-9000 certified) in Taipei, and Diodes-Hong Kong. Diodes-China's manufacturing focus is on subminiature surface-mount devices destined for wireless devices, notebook, flat panel display, digital camera, mobile handset, set-top box, DC to DC conversion, and automotive applications, among others. Diodes-Taiwan is our Asia-Pacific sales, logistics and distribution center. Diodes-Hong Kong covers sales, warehouse and logistics functions. The Company's 5" wafer foundry, Diodes-FabTech (QS-9000 certified), specializes in Schottky products and is located just outside Kansas City, Missouri. The Company's ISO-9001:2000 corporate sales, marketing, engineering and logistics headquarters is located in Southern California. For further information, including SEC filings, visit the Company's website at www.diodes.com.

Safe Harbor  Statement  Under the Private  Securities  Litigation  Reform Act of
1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in product demand, the introduction of new products, the Company's ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.

Source:  Diodes Incorporated
CONTACT:  Crocker Coulson, Partner, CCG; (818) 789-0100
e-mail: crocker.coulson@ccgir.com or Carl Wertz, Chief Financial Officer, Diodes, Incorporated; (805) 446-4800 carl_wertz@diodes.com


Recent news releases, annual reports, and SEC filings are available at the Company's website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

        CONSOLIDATED CONDENSED INCOME STATEMENT AND BALANCE SHEET FOLLOWS


                      DIODES INCORPORATED AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)

                                                      THREE MONTHS ENDED                             NINE MONTHS ENDED
                                                        SEPTEMBER 30,                                  SEPTEMBER 30,
                                          -------------------------------------------    ------------------------------------------
                                                 2003                    2004                  2003                   2004
                                          --------------------    -------------------    ------------------    --------------------

NET SALES                                     $  34,941,000           $  49,353,000          $   97,703,000       $   137,795,000
COST OF GOODS SOLD                               25,779,000              32,607,000              72,734,000            93,271,000
                                          --------------------    -------------------    ------------------    --------------------

     Gross profit                                 9,162,000              16,746,000              24,969,000            44,524,000

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                          5,089,000               6,171,000              14,097,000            18,079,000
RESEARCH AND DEVELOPMENT EXPENSES                   612,000                 942,000               1,358,000             2,505,000
LOSS (GAIN) ON SALE OF FIXED ASSETS                 300,000                  (1,000)                244,000                14,000
                                          --------------------    -------------------    ------------------    --------------------
      Total operating expenses                    6,001,000               7,112,000              15,699,000            20,598,000

     Income from operations                       3,161,000               9,634,000               9,270,000            23,926,000

OTHER INCOME (EXPENSE)
     Interest income                                  2,000                   3,000                  11,000                13,000
     Interest expense                              (211,000)               (163,000)               (683,000)             (500,000)
     Other                                          126,000                  91,000                  29,000               (33,000)
                                          --------------------    -------------------    ------------------    --------------------
                                                    (83,000)                (69,000)               (643,000)             (520,000)

Income before income taxes and minority
interest                                          3,078,000               9,565,000               8,627,000            23,406,000
INCOME TAX BENEFIT (PROVISION)                     (416,000)             (2,134,000)             (1,684,000)           (4,678,000)
                                          --------------------    -------------------    ------------------    --------------------
Income before minority interest                   2,662,000               7,431,000               6,943,000            18,728,000

MINORITY INTEREST IN JOINT VENTURE EARNINGS         (99,000)               (189,000)               (285,000)             (507,000)
                                          --------------------    -------------------    ------------------    --------------------

NET INCOME                                    $   2,563,000           $   7,242,000          $    6,658,000       $    18,221,000
                                          ====================    ===================    ==================    ====================

EARNINGS PER SHARE
     Basic                                    $        0.20           $        0.54          $         0.53       $          1.38
     Diluted                                  $        0.18           $        0.47          $         0.47       $          1.18
                                          ====================    ===================    ==================    ====================

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                       12,813,492              13,355,775              12,655,481            13,239,681
     Diluted                                     14,546,256              15,367,449              14,253,707            15,391,103
                                          ====================    ===================    ==================    ====================



              The accompanying notes are an integral part of these
                             financial statements.




                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET


                                     ASSETS


                                                                              DECEMBER 31,           SEPTEMBER 30,
                                                                                  2003                    2004
                                                                           -------------------     -------------------
                                                                                                      (UNAUDITED)
CURRENT ASSETS
     Cash and cash equivalents                                                  $  12,847,000           $  16,701,000
     Accounts receivable
         Customers                                                                 27,010,000              36,780,000
         Related parties                                                            3,938,000               4,951,000
                                                                           -------------------     -------------------
                                                                                   30,948,000              41,731,000
         Less:  Allowance for doubtful receivables                                    375,000                 391,000
                                                                           -------------------     -------------------
                                                                                   30,573,000              41,340,000

     Inventories                                                                   16,164,000              21,408,000
     Deferred income taxes, current                                                 5,547,000               5,704,000
     Prepaid expenses and other current assets                                      2,256,000               1,750,000
     Prepaid income taxes                                                             446,000                 716,000
                                                                           -------------------     -------------------
                  Total current assets                                             67,833,000              87,619,000

PROPERTY, PLANT AND EQUIPMENT, at cost, net
    of accumulated depreciation and amortization                                   47,893,000              56,722,000

DEFERRED INCOME TAXES, non-current                                                  1,816,000                 654,000

OTHER ASSETS
     Goodwill                                                                       5,090,000               5,090,000
     Other                                                                          1,163,000               1,636,000
                                                                           -------------------     -------------------

TOTAL ASSETS                                                                    $ 123,795,000           $ 151,721,000
                                                                           ===================     ===================



              The accompanying notes are an integral part of these
                             financial statements.





                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                DECEMBER 31,           SEPTEMBER 30,
                                                                                    2003                   2004
                                                                              ------------------     ------------------
                                                                                                        (UNAUDITED)
CURRENT LIABILITIES
     Line of credit                                                               $   8,488,000          $   6,518,000
     Accounts payable
         Trade                                                                       14,029,000             18,190,000
         Related parties                                                              3,453,000              3,013,000
     Accrued liabilities                                                              8,715,000             11,224,000
     Current portion of long-term debt
         Related party                                                                2,500,000              2,500,000
         Other                                                                        3,333,000              1,846,000
     Current portion of capital lease obligations                                       161,000                164,000
                                                                              ------------------     ------------------
                  Total current liabilities                                          40,679,000             43,455,000

LONG-TERM DEBT, net of current portion
         Related party                                                                3,750,000              1,875,000
         Other                                                                        3,000,000              6,833,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                     2,334,000              2,206,000

MINORITY INTEREST IN JOINT VENTURE                                                    2,582,000              2,789,000

STOCKHOLDERS' EQUITY
     Class A convertible preferred stock - par value $1.00 per share;  1,000,000 shares authorized;
         no shares issued and outstanding                                                    --                     --
     Common stock - par value $0.66 2/3 per share;
         30,000,000 shares authorized; 14,627,284 and 15,036,980
         shares issued at December 31, 2003
         and September 30, 2004, respectively                                         6,502,000              6,771,000
     Additional paid-in capital                                                      11,192,000             15,834,000
     Retained earnings                                                               55,779,000             74,000,000
                                                                               ------------------     ------------------
                                                                                     73,473,000             96,605,000
     Less:
         Treasury stock - 1,613,508 shares of common stock, at cost                   1,782,000              1,782,000
         Accumulated other comprehensive loss (gain)                                    241,000                260,000
                                                                              ------------------     ------------------
                                                                                      2,023,000              2,042,000

                  Total stockholders' equity                                         71,450,000             94,563,000
                                                                              ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 123,795,000          $ 151,721,000
                                                                              ==================     ==================




              The accompanying notes are an integral part of these
                             financial statements.